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                                                                     EXHIBIT 5.1

                                  [Letterhead]

                                November 7, 1995

BMC Software, Inc.
2101 City West Boulevard
Houston, Texas 77042-2827

Gentlemen:

    We have acted as counsel for BMC Software, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 396,169 shares (the "Shares") of common stock, par value $.01 per share, of the Company.

    In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, the Bylaws of the Company, the corporate proceedings with respect to the registration of the Shares, and the Registration Statement on Form S-3 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

    Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

    The foregoing opinion is limited to the laws of the United States of America and the State of Texas and to the General Corporation Law of the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
                                          Very truly yours,

                                          /s/ VINSON & ELKINS L.L.P.

                                          Vinson & Elkins L.L.P.